UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the “Company”), on October 25, 2006, authorized the Company to establish the Southwest Royalties Reward Plan (the “Plan”) to reward eligible employees and other service providers for continued quality service to the Company, and to encourage retention of those employees and service providers by providing them the opportunity to receive bonus payments that are based on certain profits derived from a portion of the Company’s working interest in the RS Windham C3 well in Upton County, Texas (the “Well”).  Eligible participants in the Plan include those officers, key employees and consultants, excluding Clayton W. Williams, the Chairman of the Board, President and Chief Executive Officer of the Company, who made significant contributions to the acquisition and development of Southwest Royalties, Inc.

The Plan commenced on January 15, 2007 when the Company granted awards under the Plan and provides for quarterly cash bonuses to the Participants, as a group, equal to the after-payout cash flow from a 22.5% working interest in the Well (the “Quarterly Bonus Amount”).  Two-thirds of the Quarterly Bonus Amount is payable to the Participants until the Full Vesting Date of October 25, 2011.   After the Full Vesting Date, the deferred portion of the Quarterly Bonus Amount, with interest at 4.83% per year, as well as 100% of all subsequent Quarterly Bonus Amounts, are payable to Participants.  The Quarterly Bonus Amounts are allocated among the Participants based on each Participant’s bonus percentage.

To continue as a Participant in the Plan, Participants must remain in the employment or service of the Company through the Full Vesting Date.  Participants who remain in the employment or service of the Company through the Full Vesting Date will continue as Participants for the duration of the Plan, subject to the terms of the Plan.  The Full Vesting Date may occur sooner than October 25, 2011 in the event of a Change of Control or Sale Transaction, as those terms are defined in the Plan.

Bonus awards under the Plan were granted to the Company’s principal financial officer and named executive officers as follows:

Officer	Bonus Percentage
L. Paul Latham	12.31%
Mel G. Riggs	12.31%
T. Mark Tisdale	2.46%
Michael L. Pollard	5.90%
Greg S. Welborn	1.48%

Amounts payable under the Plan to the Company’s principal financial officer and named executive officers will depend on the Quarterly Bonus Amounts determined pursuant to the terms of the Plan as described above.

Item 9.01  Financial Statements and Exhibits

The following exhibits are provided as part of the information furnished under Item 5.02 of this report.

Exhibit
Number	Description
10.1	Southwest Royalties Reward Plan

10.2	Form of Notice of Bonus Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

January 18, 2007	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

January 18, 2007	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer